Exhibit 99.2
AMENDMENT AND WAIVER AGREEMENT

THIS AMENDMENT AND WAIVER AGREEMENT (this “Agreement”) is entered into as of June 1, 2010 by and between WLG Inc., a Delaware corporation (the “Company”) and Christopher Wood (“Wood”).

RECITALS

WHEREAS, Wood is the holder of all of the issued and outstanding shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred”) consisting of 1,700,000 shares of Series B Preferred;

WHEREAS, Wood is the holder of a 12% promissory note in the aggregate principal amount $600,000, dated July 1, 2008 (the “Note”) of the Company;

WHEREAS, the Series B Preferred has an annual dividend rate of 12% per annum and the Note bears interest at the rate of 12% per annum; and

WHEREAS, Wood and the Company have agreed to amend certain provisions of the Note to defer principal payments and reduce interest payments as provided herein; and

WHEREAS, Wood has agreed to a waive his right to receive a portion of the dividend payment pursuant to the Series B Preferred;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agrees as follows:

1.           Amendments to the Note:

(a)      Definitions.  All capitalized terms used in this Section 1, but not otherwise defined, shall have the meanings ascribed to them in the Note.

(b)      Amendment to Section 1A of the Note.  Section 1A of the Note is amended by deleting the current Section 1A and inserting in its place and stead, the following language:

   “A.           Subject to Subsections 1B, 1C and 1D below, the Principal Amount of this Note shall be due and payable in twelve (12) equal monthly installments of $50,000 (each an “Installment”).  The first Installment shall be due and payable on December 31, 2011 and, thereafter, Installments shall be due on the last Business Day (as hereinafter defined) of each following calendar month.  All payments due hereunder shall be made to the Payee in immediately available funds acceptable to the Payee.  For purposes of this Note, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.”

(c)      Amendment to Section 2A of the Note.  Section 2A of the Note is amended by deleting the current Section 1A and inserting in its place and stead, the following language:

“A.           Interest Rate. The outstanding Principal Amount shall bear interest at the rate of twelve (12%) percent per annum, provided however, that during the period from June 1, 2010 to December 30, 2011, the interest rate payable pursuant to this Note shall be 0%”.

(d)           No Other Amendments.  Except as specifically provided herein, there are no other amendments to the Note.

2.           Waiver of Dividend Payments under Series B Preferred Shares.

(a)           Definitions.  All capitalized terms used in this Section 2, but not otherwise defined, shall have the meanings ascribed to them in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of WLG Inc. filed with the Delaware Secretary of State on June 30, 2008 (the “Certificate of Designation”).

(b)           Waiver of Dividend.  Wood hereby agrees to waive its right to receive cash dividends at the rate of 12% of the Stated Value per share per annum, and to have unpaid dividends accrue as provided under Section 7 of the Certificate of Designation for the period from June 1, 2010 to December 31, 2010 (the “Waiver Period”).  Wood hereby further agrees that during the Waiver Period, the dividend payable pursuant to Section 7 of the Certificate of Designation shall be reduced to 8% of the Stated Value and for all purposes during the Waiver Period, any references to dividends in the Certificate of Designation shall mean an 8% dividend.

(c)           No Other Waivers.  Except as specifically provided herein, there are no other waivers to Wood’s rights under the Certificate of Designation.

3.           Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall constitute one agreement, binding on all of the parties hereto.  The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

4.           Governing Law, Etc.  This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WLG INC.

By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Chairman of the Board of Directors

/s/ Christopher Wood
Christopher Wood (individually)